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                                                                    Exhibit 10.6

                        FIFTH LOAN MODIFICATION AGREEMENT

         This Fifth Loan Modification Agreement (this "Loan Modification Agreement") is entered into as of April 27, 2004, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name "Silicon Valley East" ("Bank") and PHASE FORWARD INCORPORATED, a Delaware corporation ("Borrower").

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of April 17, 2002, evidenced by, among other documents, a certain Second Amended and Restated Loan and Security Agreement dated as of April 17, 2002 between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of December 24, 2002, as further amended by a certain Second Loan Modification Agreement dated as of February 28, 2003, as further amended by a certain Third Loan Modification Agreement dated as of March 31, 2003, and as further amended by a certain Fourth Loan Modification Agreement dated as of February 27, 2004 (as amended, the "Loan Agreement"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the "Security Documents").

         Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

3.       DESCRIPTION OF CHANGE IN TERMS.

         A.       Modifications to Loan Agreement.

                  1. The Loan Agreement shall be amended by deleting the following text appearing in Section 2.1.1 thereof, entitled "Revolving Advances":

                                             "(a) Bank shall make Advances not
                                    exceeding (i) the Committed Revolving Line or the Borrowing Base, whichever is less, and minus (ii) the aggregate outstanding Advances hereunder. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement."

                           and inserting in lieu thereof the following:

                                             "(a) Bank shall make Advances not
                                    exceeding (i) the lesser of (A) the
                                    Committed Revolving Line or (B) the
                                    Borrowing Base minus (ii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), minus (iii) the FX Reserve, and minus (iv) the aggregate outstanding Advances hereunder (including any Cash Management Services). Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement."

                  2. The Loan Agreement shall be amended by inserting after Section 2.1.9 thereof, the following new
                           Section 2.1.10 entitled "2004 Equipment Advances":

                                    "2.1.10 2004 EQUIPMENT ADVANCES.

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                                    (a)      From the 2004 Closing Date through
                            Equipment Availability End Date No. 4, Bank shall make Equipment Advances to Borrower in an aggregate amount not exceeding Committed Equipment Line No. 4. Provided that no Event of Default has occurred and is continuing through September 30, 2004, from October 1, 2004 through Equipment Availability End Date No. 5, Bank shall make Equipment Advances to Borrower in an aggregate amount not exceeding the Committed Equipment Line No. 5. Except as provided below, the Equipment Advances may only be used to finance Eligible Equipment purchased within ninety
                            (90) days (determined based upon the applicable invoice date of such Eligible Equipment) of each Equipment Advance request. Equipment Advances shall not exceed one hundred percent (100%) of the invoice amount of such Eligible Equipment, excluding taxes, shipping, warranty charges, freight discounts and installation expense relating to such Equipment, unless such costs constitute Other Equipment. Each Equipment Advance must be for a minimum amount of $100,000.00.

                                    (b)      Interest accrues on all Equipment
                           Advances under Committed Equipment Line No. 4 and Committed Equipment Line No. 5 from the date of each such Equipment Advance at the per annum rate equal to the Prime Rate, and shall be payable monthly. Equipment Advances outstanding on Equipment Availability End Date No. 4 are payable in (a) thirty-six (36) consecutive equal monthly installments of principal, plus, (b) monthly payments of accrued interest, beginning on the first (1st) day of each month following Equipment Availability End Date No. 4, and ending on September 1, 2007. Equipment Advances outstanding on Equipment Availability End Date No. 5 are payable in (a) thirty-six (36) consecutive equal monthly installments of principal, plus, (b) monthly payments of accrued interest, beginning on the first (1st) day of each month following Equipment Availability End Date No. 5, and ending on March 1, 2008. Equipment Advances when repaid may not be reborrowed.

                                    (c)      To obtain an Equipment Advance,
                           Borrower must notify Bank (the notice is irrevocable) by facsimile no later than 3:00 p.m. Eastern time one
                           (1) Business Day before the day on which the Equipment Advance is to be made. The notice in the form of EXHIBIT B (Payment/Advance Form) must be signed by a Responsible Officer or designee and include a copy of the invoice for the Equipment being financed."

                  3. The Loan Agreement shall be amended by inserting after Section 2.1.10 thereof, the following new Sections 2.1.11, 2.1.12, and 2.1.13:

                                    "2.1.11 LETTERS OF CREDIT SUBLIMIT.

                                    (a) Bank shall issue or have issued Letters
                           of Credit for Borrower's account not exceeding (i) the lesser of the Committed Revolving Line or the Borrowing Base minus (ii) the outstanding principal balance of any Advances (including any Cash Management Services), minus (iii) the amount of all Letters of Credit (including drawn but unreimbursed Letters of Credit), plus an amount equal to any Letter of Credit Reserves. The face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed $5,000,000.00. Each Letter of Credit shall have an expiry date no later than 180 days after the Revolving Maturity Date provided Borrower's Letter of Credit reimbursement obligation shall be secured by cash on terms acceptable to Bank on and after (i) the Revolving Maturity Date if the Revolving Maturity Date is not extended by

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                           Bank, or (ii) the occurrence of an Event of Default
                           hereunder. All Letters of Credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form of standard Application and Letter of Credit Agreement. Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request.

                                    (b)      The obligation of Borrower to
                           immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit, under all circumstances whatsoever. Borrower shall indemnify, defend, protect, and hold Bank harmless from any loss, cost, expense or liability, including, without limitation, reasonable attorneys' fees, arising out of or in connection with any Letters of Credit.

                                    (c)      Borrower may request that Bank
                           issue a Letter of Credit payable in a currency other than United States Dollars. If a demand for payment is made under any such Letter of Credit, Bank shall treat such demand as an Advance to Borrower of the equivalent of the amount thereof (plus cable charges) in United States currency at the then prevailing rate of exchange in San Francisco, California, for sales of that other currency for cable transfer to the country of which it is the currency.

                                    (d)      Upon the issuance of any letter of
                           credit payable in a currency other than United States Dollars, Bank shall create a reserve (the "Letter of Credit Reserve") under the Committed Revolving Line for letters of credit against fluctuations in currency exchange rates, in an amount equal to ten percent (10%) of the face amount of such letter of credit. The amount of such reserve may be amended by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Committed Revolving Line shall be reduced by the amount of such reserve for so long as such letter of credit remains outstanding.

                                    2.1.12   FOREIGN EXCHANGE SUBLIMIT. If there
                           is availability under the Committed Revolving Line and the Borrowing Base, then Borrower may enter in foreign exchange forward contracts with the Bank under which Borrower commits to purchase from or sell to Bank a set amount of foreign currency more than one business day after the contract date (the "FX Forward Contract"). Bank shall subtract 10% of each outstanding FX Forward Contract from the foreign exchange sublimit, which sublimit is a maximum of $5,000,000.00 (the "FX Reserve"). The total FX Forward Contracts at any one time may not exceed 10 times the amount of the FX Reserve. Bank may terminate the FX Forward Contracts if an Event of Default occurs and is continuing.

                                    2.1.13   CASH MANAGEMENT SERVICES SUBLIMIT.
                           Borrower may use up to $5,000,000.00 for the Bank's Cash Management Services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in the various cash management services agreements related to such Cash Management Services (the "Cash Management Services"). Such aggregate amounts utilized under the Cash Management Services Sublimit shall at all times reduce the amount otherwise available for Credit Extensions under the Committed Revolving Line. Any amounts Bank pays on behalf of Borrower or any amounts that are not paid by Borrower for any Cash Management Services will be treated as Advances under the Committed

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                           Revolving Line and will accrue interest at the
                           interest rate applicable to Advances."

                  4.       The Loan Agreement shall be amended by deleting
                           Section 2.2 thereof, entitled "Overadvances", in its entirety, and inserting in lieu thereof the following:

                                    "2.2 OVERADVANCES. If Borrower's Obligations
                           under Sections 2.1.1, 2.1.11, 2.1.12, and 2.1.13
                           exceed the lesser of either (i) the Committed Revolving Line or (ii) the Borrowing Base, Borrower must immediately pay in cash to Bank the excess."

                  5. The Loan Agreement shall be amended by deleting the following text appearing in Section 2.3 thereof, entitled "Interest Rate; Payments":

                                    "(i) Advances outstanding under the
                                    Committed Revolving Line shall accrue
                                    interest at a per annum rate equal to the aggregate of the Bank's Prime Rate, plus one quarter of one percent (0.25%)."

                           and inserting in lieu thereof the following:

                                    "(i) Advances outstanding under the
                                    Committed Revolving Line shall accrue
                                    interest at a per annum rate equal to the aggregate of the Prime Rate, plus one quarter of one percent (0.25%). Notwithstanding the foregoing, commencing on the 2004 Closing Date, Advances outstanding under the Committed Revolving Line shall accrue interest at a per annum rate equal to the Prime Rate."

                  6. The Loan Agreement shall be amended by inserting after subsection (c) of Section 2.4 thereof, entitled "Fees", the following new subsections (d) and (e):

                                             "(d) Unused Facility Fee. In the
                                    event, in any calendar quarter (or portion thereof at the beginning and end of the term hereof), the average daily principal balance of the Advances (made pursuant to Section
                                    2.1.1 only) outstanding during the quarter is less than the maximum amount of the Committed Revolving Line, Borrower shall pay Bank an unused line fee in an amount equal to 0.25% per annum on the difference between the maximum amount of the Committed Revolving Line and the average daily principal balance of the Advances (made pursuant to Section 2.1.1 only) outstanding during the quarter, which unused line fee shall be computed and paid quarterly, in arrears, on the first day of the following quarter; and

                                            (e) Letter of Credit Fee. The
                                    Borrower shall pay the Bank's customary fees and expenses for the issuance and renewal of Letters of Credit, including, without limitation, a Letter of Credit Fee of one and one half of one percent (1.5%) per annum of the face amount of each standby Letter of Credit issued, upon the issuance or renewal of such standby Letter of Credit by the Bank."

                  7. The Loan Agreement shall be amended by deleting the following text appearing in subsection (a) of Section
                           6.2 thereof, entitled "Financial Statements, Reports, Certificates":

                                    "(i) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated and consolidating balance sheet

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                                    and income statement covering Borrower's
                                    consolidated operations during the period certified by a Responsible Officer and in a form reasonably acceptable to Bank;"

                           and inserting in lieu thereof the following:

                                    "(i) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated and consolidating balance sheet and income statement covering Borrower's consolidated operations during the period certified by a Responsible Officer and in a form reasonably acceptable to Bank. Notwithstanding the foregoing, such balance sheet and income statement for January 2004 and February 2004, shall be delivered to Bank no later than April 15, 2004;"

                  8. The Loan Agreement shall be amended by deleting the following text appearing in subsection (a) of Section
                           6.2 thereof, entitled "Financial Statements, Reports, Certificates":

                                    "(iii) as soon as available, but no later than thirty (30) days after the last day of Borrower's fiscal year, financial projections, approved by the Borrower's Board of Directors, for the then current fiscal year;"

                           and inserting in lieu thereof the following:

                                    "(iii) as soon as available, but no later than forty-five (45) days after the last day of Borrower's fiscal year, financial projections, approved by the Borrower's Board of Directors, for the then current fiscal year;"

                  9. The Loan Agreement shall be amended by deleting the following text appearing in subsection (c) of Section
                           6.2 thereof, entitled "Financial Statements, Reports, Certificates":

                                             "(c) Within thirty (30) days after
                                    the last day of each month, Borrower shall deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in the form of EXHIBIT D."

                           and inserting in lieu thereof the following:

                                             "(c) Within thirty (30) days after
                                    the last day of each month, Borrower shall deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in the form of EXHIBIT D. Notwithstanding the foregoing, such Compliance Certificate for January 2004 and February 2004, shall be delivered to Bank no later than April 15, 2004."

                  10.      The Loan Agreement shall be amended by deleting
                           Section 6.5 thereof, entitled "Primary Accounts", in its entirety, and inserting in lieu thereof the following:

                                             "6.5 PRIMARY ACCOUNTS. In order to
                                    permit the Bank to monitor the Borrower's financial performance and condition, Borrower shall maintain its primary depository and domestic operating accounts with Bank, and a majority of the Borrower's cash or securities in excess of that amount used for

                                    Borrower's operations shall be maintained or administered through the Bank. Additionally, a majority of Borrower's and Borrower's Subsidiaries' cash and securities, in the aggregate, shall be maintained and administered through the Bank. Notwithstanding the foregoing, after the occurrence of an Initial Public Offering, Borrower shall maintain its primary depository and domestic operating accounts with Bank, and some portion of the Borrower's cash or securities in excess of that amount used for Borrower's operations shall be maintained or administered through the Bank. Additionally, a majority of Borrower's and Borrower's Subsidiaries' cash and securities, in the aggregate, shall be maintained and administered in domestic bank accounts. Borrower shall identify to Bank, in writing, of any bank or securities account opened by Borrower with any institution other than Bank. The provisions of this paragraph shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Borrower's employees."

                  11.      The Loan Agreement shall be amended by deleting
                           Section 6.6 thereof, entitled "Adjusted Quick Ratio", in its entirety and inserting in lieu thereof the following:

                                             "6.6     ADJUSTED QUICK RATIO.
                                    Borrower shall maintain at all times, to be tested as of the last day of each month, a ratio of Quick Assets to Current Liabilities minus Deferred Revenue of not less than: (a)
                                    1.25 to 1.0, prior to the occurrence of the Initial Public Offering, and (b) 1.75 to 1.0 after the occurrence of the Initial Public Offering."

                  12.      The Loan Agreement shall be amended by deleting
                           Section 6.7 thereof, entitled "Revenue", in its entirety and inserting in lieu thereof the following:

                                             "6.7     REVENUE. Borrower shall
                                    maintain, as of the last day of each
                                    quarter, net revenues of not less than: (i)
                                    Fifteen Million Dollars ($15,000,000.00) for the first quarter of Borrower's fiscal year 2004, (ii) Fifteen Million Five Hundred Thousand Dollars ($15,500,000.00) for the second quarter of Borrower's fiscal year 2004, (iii) Sixteen Million Dollars ($16,000,000.00) for the third quarter of Borrower's fiscal year 2004, and (iv) Sixteen Million Five Hundred Thousand Dollars ($16,500,000.00) for the fourth quarter of Borrower's fiscal year 2004. Commencing with the first quarter of Borrower's fiscal year 2005, and for each quarter thereafter, the Borrower shall maintain net revenues at an amount not less than the greater of: (a) Sixteen Million Five Hundred Thousand Dollars
                                    ($16,500,000.00), or (b) eighty percent
                                    (80%) of the plan for minimum quarterly net revenues approved by the Borrower's Board of Directors."

                  13.      The Loan Agreement shall be amended by deleting
                           Section 6.8 thereof, entitled "Profitability", in its entirety.

                  14. The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

                                    ""CREDIT EXTENSION" is each Advance,
                                    Equipment Advance, Term Loan No. 1, Term
                                    Loan No. 2, Term Loan No. 3, Term Loan No.
                                    4, Term Loan No. 5, or any other extension of credit by Bank for Borrower's benefit.

                                    "COMMITTED REVOLVING LINE" is an Advance or
                                    Advances of up to $2,500,000.00.

                           "EQUIPMENT ADVANCE" is an advance or advances to Borrower from Bank under Committed Equipment Line No. 1, Committed Equipment Line No. 2, and/or Committed Equipment Line No. 3, as applicable.

                           "INTELLECTUAL PROPERTY" is:

                                    (a) copyrights, trademarks, patents, and mask works including amendments, renewals, extensions and all licenses or other rights to use and all license fees and royalties from the use;

                                    (b) Any trade secrets and any Intellectual
                                    Property rights in computer software and computer software products now or later existing, created, acquired or held;

                                    (c) All design rights which may be available to Borrower now or later created, acquired or held;

                                    (d) Any claims for damages (past, present or future) for infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above.

                                    All proceeds and products of the foregoing, including all insurance, indemnity or warranty payments.

                           "OTHER EQUIPMENT" is leasehold improvements, intangible property such as computer software and software licenses, equipment specifically designed or manufactured for Borrower, other intangible property, limited use property and other similar property and soft costs approved by the Bank, including sales tax, freight and installation expenses. Unless otherwise agreed to by Bank, not more than 25% of the proceeds of Committed Equipment Line No. 1, Committed Equipment Line No. 2, and Committed Equipment Line No. 3 shall be used to finance Other Equipment.

                           "REVOLVING MATURITY DATE" is March 31, 2004."

                  and inserting in lieu thereof the following:

                           ""CREDIT EXTENSION" is each Advance, Equipment Advance, Term Loan No. 1, Term Loan No. 2, Term Loan No. 3, Term Loan No. 4, Term Loan No. 5, Letter of Credit, F/X Forward Contract, or any other extension of credit by Bank for Borrower's benefit.

                           "COMMITTED REVOLVING LINE" is an Advance or Advances of up to $5,000,000.00.

                           "EQUIPMENT ADVANCE" is an advance or advances to Borrower from Bank under Committed Equipment Line No. 1, Committed Equipment Line No. 2, Committed Equipment Line No. 3, Committed Equipment Line No. 4 and/or Committed Equipment Line No. 5, as applicable.

                           "INTELLECTUAL PROPERTY" is any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, now owned or later acquired; any patents, trademarks, service marks and applications therefor; any trade secret rights, including any rights to unpatented inventions, now owned or hereafter acquired.

                           "OTHER EQUIPMENT" is leasehold improvements, intangible property such as computer software and software licenses, equipment specifically designed or manufactured for Borrower, other intangible property, limited use property and other similar property and soft costs approved by the Bank, including sales tax, freight and installation expenses. Unless otherwise agreed to by Bank, not more than 25% of the proceeds of Committed Equipment Line No. 1, Committed Equipment Line No. 2, and Committed Equipment Line No. 3 shall be used to finance Other Equipment. Unless otherwise agreed to by Bank, not more than 35% of the proceeds of Committed Equipment Line No. 4, and Committed Equipment Line No. 5 shall be used to finance Other Equipment.

                           "REVOLVING MATURITY DATE" is March 31, 2006."

         15. The Loan Agreement shall be amended by inserting the following definitions, in alphabetical order, in Section 13.1 thereof:
                           ""2004 CLOSING DATE" is April 27, 2004.
                           "CASH MANAGEMENT SERVICES" are defined in Section 2.1.13.

                           "COMMITTED EQUIPMENT LINE NO. 4" is an Equipment Advance or Equipment Advances of up to Four Million Five Hundred Thousand Dollars ($4,500,000.00).

                           "COMMITTED EQUIPMENT LINE NO. 5" is an Equipment Advance or Equipment Advances of up to Four Million Five Hundred Thousand Dollars ($4,500,000.00) less the aggregate amount of Equipment Advances made pursuant to Committed Equipment Line No. 4.

                           "EQUIPMENT AVAILABILITY END DATE NO. 4" is September 30, 2004.

                           "EQUIPMENT AVAILABILITY END DATE NO. 5" is March 31, 2005.

                           "FX FORWARD CONTRACT" is defined in Section 2.1.12.

                           "FX RESERVE" is defined in Section 2.1.12.

                           "INITIAL PUBLIC OFFERING" is the completion of Borrower's initial underwritten public offering and sale of its securities pursuant to an effective registration statement under the Securities Act of 1933, as amended.

                           "LETTER OF CREDIT" means a letter of credit or similar undertaking issued by Bank pursuant to
                           Section 2.1.11.

                           "LETTER OF CREDIT RESERVE" has the meaning set forth in Section 2.1.11."

         16. The Loan Agreement shall be amended by deleting the definitions of "Intellectual Property Security Agreement" and "Net Income" appearing in Section 13.1 thereof.

         17. EXHIBIT A to the Loan Agreement is hereby replaced with EXHIBIT A attached hereto.

         18. The Compliance Certificate appearing as EXHIBIT D to the Loan Agreement is hereby replaced with the Compliance Certificate attached as EXHIBIT B hereto.

     B. Termination of Intellectual Property Security Agreement.

                  1. Borrower and Bank hereby agree that the certain Second Amended and Restated Intellectual Property Agreement, dated March 31, 2003, by and between Borrower and Bank is hereby terminated.

4. FEES. Borrower shall pay to Bank: (a) a fully-earned, non-refundable fee for the availability of Committed Equipment Line No. 4 and Committed Equipment Line No. 5 (the "2004 Committed Equipment Line Fee") of Eighteen Thousand Dollars ($18,000.00), due and payable the earlier of (i) the Equipment Availability End Date No. 5, (ii) the termination of either Committed Equipment Line No. 4 or Committed Equipment Line No. 5, or (iii) an Event of Default. Notwithstanding the foregoing, the Bank hereby agrees to waive the 2004 Committed Equipment Line Fee if at any time the aggregate amount of Equipment Advances made under Committed Equipment Line No. 4 or Committed Equipment Line No. 5 exceeds Three Million One Hundred Fifty Thousand Dollars ($3,150,000.00). The Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Amended and Restated Perfection Certificate dated as of March 31, 2003 between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in the Perfection Certificate has not changed, as of the date hereof.

6. RATIFICATION OF NEGATIVE PLEDGE AGREEMENT. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Amended and Restated Negative Pledge Agreement dated as of March 31, 2003 between Borrower and Bank (the "Negative Pledge Agreement"), and acknowledges, confirms and agrees that said Negative Pledge Agreement shall remain in full force and effect.

7. AUTHORIZATION TO FILE. Borrower hereby authorizes Bank to file financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank's interest in the Collateral. Upon termination of the Loan Agreement and satisfaction of the Obligations, Bank shall release its security interest in all Collateral, and shall execute all documents and take all actions reasonably requested by Borrower in connection therewith.

8. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

9. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

10. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

11. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing

Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

12. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Loan Modification Agreement become effective until signed by an officer of Bank in California).

            [The remainder of this page is intentionally left blank]

         This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:                             BANK:
PHASE FORWARD INCORPORATED            SILICON VALLEY BANK, doing business as
                                      SILICON VALLEY EAST

By: /s/ John J. Schickling            By: /s/ Michael Tramack
   ________________________________      ___________________________________

Name:   John J. Schickling            Name:   Michael Tramack
     ______________________________        _________________________________

Title:  Senior VP & CFO               Title:  Vice President
      _____________________________         ________________________________

                                      SILICON VALLEY BANK

                                      By:___________________________________

                                      Name:_________________________________

                                      Title:________________________________
                                      (signed in Santa Clara County, California)

         The undersigned, PHASE FORWARD SECURITIES CORPORATION, ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Unlimited Guaranty dated May 3, 1999 (the "Guaranty") and acknowledges, confirms and agrees that the Guaranty shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.

                                PHASE FORWARD SECURITIES CORPORATION

                                By: /s/ John J. Schickling
                                    _________________________________________
                                Name:   John J. Schickling
                                Title:  Treasurer

                       FOURTH LOAN MODIFICATION AGREEMENT

      This Fourth Loan Modification Agreement (this "Loan Modification Agreement') is entered into as of February 27, 2004, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name "Silicon Valley East" ("Bank") and PHASE FORWARD INCORPORATED, a Delaware corporation ("Borrower").

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of April 17, 2003, evidenced by, among other documents, a certain Second Amended and Restated Loan and Security Agreement dated as of April 17, 2002 between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of December 24, 2002, as further amended by a certain Second Loan Modification Agreement dated as of February 28, 2003, and as further amended by a certain Third Loan Modification Agreement dated as of March 31, 2003 (as amended, the "Loan Agreement"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the "Security Documents").

      Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

3.    DESCRIPTION OF CHANGE IN TERMS.

      A.    Modifications to Loan Agreement.

            1. The Loan Agreement shall be amended by deleting the definitions of "Revolving Maturity Date" and "Equipment Availability End Date No. 3" appearing in Section 13.1 thereof, and inserting in lieu thereof the following:

                        ""REVOLVING MATURITY DATE" is March 31, 2004.

                        "EQUIPMENT AVAILABILITY END DATE NO. 3" is March
                        31,2004."

      B.    Waivers.

            1. Bank hereby waives Borrower's existing default under the Loan Agreement by virtue of Borrower's failure to comply with the financial covenant set forth in Section 6.7 thereof as of the quarter ended December 31, 2003. Bank's waiver of Borrower's compliance of said financial covenant shall apply only to the foregoing specific period.

4. FEES. The Borrower shall reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. RATIFICATION OP NEGATIVE PLEDGE AGREEMENT. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Amended and Restated Negative Pledge Agreement dated as of March 31, 2003 between Borrower and Bank (the "Negative Pledge Agreement"), and acknowledges, confirms and agrees that said Negative Pledge Agreement shall remain in full force and effect.

6. AUTHORIZATION TO FILE. Borrower hereby authorizes Bank to File financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank's interest in the Collateral. Upon termination of the Loan Agreement and satisfaction of the Obligations, Bank shall release its security interest in all Collateral, and shall execute all documents and take all actions reasonably requested by Borrower in connection therewith.

7. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

9. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

10. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

11. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Loan Modification Agreement become effective until signed by an officer of Bank in California).

      This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:                           BANK:
PHASE FORWARD INCORPORATED          SILICON VALLEY BANK, doing business as
                                    SILICON VALLEY EAST

By: /s/ William G. Porter           By: /s/ Jack Gaziano
    --------------------------          ----------------------------------------
Name: William G. Porter             Name: Jack Gaziano
Title: Vice President, Finance      Title: SVP
       Phase Forward Incorporated
                                    SILICON VALLEY BANK

                                    By: /s/ Maggie Garcia
                                        ----------------------------------------
                                    Name: Maggie Garcia
                                    Title: AVP
                                      (Signed in Santa Clara County, California)

      The undersigned, PHASE FORWARD SECURITIES CORPORATION, ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Unlimited Guaranty dated May 3, 1999 (the "Guaranty") and acknowledges, confirms and agrees that the Guaranty shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.

                                    PHASE FORWARD SECURITIES CORPORATION

                                    By: /s/ John J. Schickling
                                        ----------------------------------------
                                    Name: John J. Schickling
                                    Title: Treasurer

                        THIRD LOAN MODIFICATION AGREEMENT

      This Third Loan Modification Agreement (this "Loan Modification Agreement') is entered into as of March 31, 2003, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200,2221 Washington Street, Newton, Massachusetts 02462, doing business under the name "Silicon Valley East" ("Bank") and PHASE FORWARD INCORPORATED, a Delaware corporation with its principal place of business at 1440 Main Street, Waltham, Massachusetts 02451 ("Borrower").

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among Other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of April 17, 2002, evidenced by, among other documents, a certain Second Amended and Restated Loan and Security Agreement dated as of April 17, 2002, between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of December
24, 2002, and as further amended by a certain Second Loan Modification Agreement dated as of February 28, 2003 (as amended, the "Loan Agreement"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

Hereinafter, all indebtedness and obligations owing by Borrower to Bank Shall be referred to as the "Obligations".

2. DESCRIPTION OF COLLATERAL- Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the "Security Documents").

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

3.    DESCRIPTION OF CHANGE IN TERMS.

      A.    Modifications to Loan Agreement.

            1. Section 2.1.2 of the Loan Agreement shall be retitled as "2002 Equipment Advances".

            2.    The Loan Agreement shall be amended by inserting after Section
                  2.1.8 thereof the following new section 2.1.9 entitled "2003 Equipment Advances":


                        "2.1.9 2003 EQUIPMENT ADVANCES.

                              (a) From the 2003 Closing Date through Equipment Availability End Date No. 3, Bank shall make Equipment Advances to Borrower in an aggregate amount not exceeding Committed Equipment Line No. 3. Except as provided below, the Equipment Advances may Only be used to finance Eligible Equipment purchased within ninety
                        (90) days (determined based upon the applicable invoice date of such Eligible Equipment) of each Equipment Advance request. Notwithstanding the foregoing, Equipment Advances shall be permitted to finance Eligible Equipment purchased On or after December 1, 2002 (determined based upon the applicable invoice date of such Eligible Equipment) provided that such Equipment Advance requests are submitted to Bank within thirty
                        (30) days after the 2003 Closing Date. Equipment Advances shall not exceed one hundred percent (100%) of the invoice amount of such Eligible Equipment, excluding taxes, shipping, warranty charges, freight discounts and installation expense relating to such Equipment, unless such costs constitute Other Equipment. Each Equipment Advance must be for a minimum amount of $100,000,00.

                              (b) Interest accrues on all Equipment Advances under Committed Equipment Line No.3 from the date of each such Equipment Advance at the per annum rate equal to the aggregate of the Bank's Prime Rate plus one percent

                        (1.0%), and shall be payable monthly on the Payment Date of each month commencing with the initial Payment Date following each such Equipment Advance. Each Equipment Advance under Committed Equipment Line No. 3 shall be payable in (i) thirty-six (36) equal monthly installments of principal, plus (ii) monthly payments of accrued interest, beginning on the first Payment Date following such Equipment Advance and continuing on each Payment Date thereafter through the Equipment Maturity Date applicable to such Equipment Advance. Equipment Advances when repaid may not be reborrowed.

                              (c) To obtain an Equipment Advance, Borrower must notify Bank (the notice is irrevocable) by facsimile no later than 3:00 p.m. Eastern time one (1) Business Day before the day on which the Equipment Advance is to be made. The notice in the form of EXHIBIT B (Payment/Advance Form) must be signed by a Responsible Officer or designee and include a copy of the invoice for the Equipment being financed."

            3. The Loan Agreement shall be amended by deleting the following text appearing in Section 2.3 thereof, entitled "Interest Rate; Payments":

                        "(i) Advances outstanding under the Committed Revolving Line shall accrue interest at a per annum rate equal to the aggregate of the Bank's Prime Rate, plus one half of one percent (0.50%)"

                  and inserting in lieu thereof the following:

                        "(i) Advances outstanding under the Committed Revolving Line shall accrue interest at a per annum rate equal to the aggregate of the Bank's Prime Rate, plus one quarter of one percent (0.25%)"

            4. The Loan Agreement shall be amended by deleting Section 6.6 thereof, entitled "Adjusted Quick Ratio", in its entirety and inserting in lieu thereof the following:

                              "6.6  ADJUSTED QUICK RATIO. Borrower shall
                        maintain at all times, to be tested as of the last day of each month, a ratio of Quick Assets to Current Liabilities minus Deferred Revenue of not less then: (a)
                        1.60 to 1.0 through the month ending May 31, 2003, and
                        (b) 1.75 to 1.0 for each month thereafter."

            5. The Loan Agreement shall be amended by deleting Section 6.7 thereof, entitled "Revenue", in its entirety and inserting in lieu thereof the following:

                              "6.7  REVENUE. Borrower shall maintain, as of the
                        last day Of each quarter, net revenues of not less than:
                        (i) Thirteen Million Five Hundred Thousand Dollars ($13,500,000.00) for the first quarter of Borrower's fiscal year 2003, (ii) Thirteen Million Five Hundred Thousand Dollars ($13,500,000.00) for the second quarter of Borrower's fiscal year 2003, (iii) Fourteen Million Five Hundred Thousand Dollars ($14,500,000.00) for the third quarter of Borrower's fiscal year 2003, and (iv) Sixteen Million Dollars ($16,000,000.00) for the fourth quarter of Borrower's fiscal year 2003. Commencing with the first quarter of Borrower's fiscal year 2004, and for each quarter thereafter, the Borrower shall maintain net revenues at an amount not less than the greater of:
                        (a) Sixteen Million Dollars ($16,000,000.00), or (b) eighty percent (80%) of the plan for minimum quarterly net revenues approved by the Borrower's Board of Directors."

            6. The Loan Agreement shall be amended by deleting Section 6.8 thereof, entitled "Profitability", in its entirety and inserting in lieu thereof the following:

                              "6.8  PROFITABILITY. Upon the termination of the
                        Intellectual Property Security Agreement, Borrower shall have Net Income of not less than One Dollar ($1.00) for each fiscal quarter."

            7. The Loan Agreement shall be amended by deleting the following definition appearing in Section 13.1 thereof:

                        ""EQUIPMENT ADVANCE" is an advance Or advances to Borrower from Bank Under Committed Equipment Line No. 1 and/or Committed Equipment Line No. 2, as applicable.

                        "EQUIPMENT MATURITY DATE" is, with respect to each Equipment Advance under Committed Equipment Line No. 1 and Committed Equipment Line No. 2, the thirty-sixth
                        (36th) Payment Date following each such Equipment
                        Advance.

                        "OTHER EQUIPMENT" is leasehold improvements, intangible property such as computer software and software licenses, equipment specifically designed or manufactured for Borrower, other intangible property, limited use property and Other similar property and soft Costs approved by the Bank, including sales tax, freight and installation expenses. Unless otherwise agreed to by Bank, not more than 25% of the proceeds of Committed Equipment Line No. 1 and Committed Equipment Line No. 2 shall be used to finance Other Equipment.

                        "REVOLVING MATURITY DATE" is March 15, 2003."

                  and inserting in lieu thereof the following:

                        ""EQUIPMENT ADVANCE" is an advance or advances to Borrower from Bank under Committed Equipment Line No. 1, Committed Equipment Line No. 2, and/or Committed Equipment Line No. 3, as applicable.

                        "EQUIPMENT MATURITY DATE" is, with respect to each Equipment Advance under Committed Equipment Line No. 1, Committed Equipment Line No. 2, and Committed Equipment Line No. 3, the thirty-sixth (36th) Payment Date following each such Equipment Advance.

                        "OTHER EQUIPMENT" is leasehold improvements, intangible property such as computer software and software licenses, equipment specifically designed or manufactured for Borrower, other intangible property, limited use property and other similar property and soft costs approved by the Bank, including sales tax, freight and installation expenses. Unless otherwise agreed to by Bank, not more than 25% of the proceeds of Committed Equipment Line No- 1, Committed Equipment Line No. 2, and Committed Equipment Line No. 3 shall be used to finance Other Equipment.

                        "REVOLVING MATURITY DATE" is March 14, 2004."

            8. The Loan Agreement shall be amended by inserting the following definitions, in alphabetical order, in Section 13.1 thereof:

                        ""2003 CLOSING DATE" is March 31, 2003.

                        "COMMITTED EQUIPMENT LINE NO. 3" is a Equipment Advance or Equipment

                        Advances Of up to Four Million Five Hundred Thousand Dollars ((Dollar)4,500,000.00).

                        "EQUIPMENT AVAILABILITY END DATE NO. 3" is December 31, 2003.

                        "INTELLECTUAL PROPERTY SECURITY AGREEMENT" is that certain Second Amended and Restated Intellectual Property Agreement, dated March 31, 2003, by and between Borrower and Bank.

                        "NET INCOME" is net income, according to GAAP, excluding non-cash impairment write-downs of goodwill."

            9. The Compliance Certificate appearing as EXHIBIT D to the Loan Agreement is hereby replaced with the Compliance Certificate attached as EXHIBIT A hereto.

4. FEES. Borrower shall pay to Bank: (a) a loan modification fee equal to Ten Thousand Dollars ($10,000.00) which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof, and (b) a fully-earned, non-refundable fee for the availability of Committed Equipment Line No. 3 (the "2003 Committed Equipment Line Fee") of Eighteen Thousand Dollars ($18,000,00), due and payable the earlier of (i) the Equipment Availability End Date No. 3 or
(ii) the termination of Committed Equipment Line No. 3. Notwithstanding the foregoing, the Bank hereby agrees to waive the 2003 Committed Equipment Line Fee if at any time me aggregate amount of Equipment Advances made under Committed Equipment Line No. 3 exceed Three Million Three Hundred Seventy Five Thousand Dollars ($3,375,000.00). The Bomber shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. ADDITIONAL COVENANTS. Borrower shall not, without providing the Bank with thirty (30) days prior written notice: (i) relocate its chief executive office, or add any new offices or business locations (with assets of greater than Fifty Thousand Dollars ($50,000) individually and Two Hundred Thousand Dollars ($200,000) in the aggregate), or (ii) change its jurisdiction of organization, or (iii) change its organizational structure or type, or (iv) change its legal name, or (v) change any organizational number (if any) assigned by its jurisdiction of organization. In addition, except for (i) certain Collateral maintained at an IBM data center, and (ii) licenses or transfers under joint -or funded - development agreements, "work for hire" agreements or similar agreements pursuant to which Borrower collaborates with customers or third parties on product development and service offerings, the Borrower hereby certifies that no Collateral is in the possession of any third party bailee (such as at a warehouse), except as set forth in the Schedule to the Loan Agreement. In the event that Borrower, after the date hereof, intends to store or otherwise deliver the Collateral to such a bailee, then Borrower shall first receive, the prior written consent of Bank and such bailee must acknowledge in writing that the bailee is holding Such Collateral for the benefit of Bank.

6. AUTHORIZATION TO FILE. Borrower hereby authorizes Bank to file financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank's interest in the Collateral, Upon termination of the Loan Agreement and satisfaction of the Obligations, Bank shall release its security interest in all Collateral, and shall execute all documents and take all actions reasonably requested by Borrower in connection therewith.

7. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

9. NO DEFENSES OF BORROWER. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Obligations.

10. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents.

Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

11. RIGHT OF SET-OFF. In consideration of Bank's agreement to enter into this Loan Modification Agreement, Borrower and the guarantor hereby reaffirm and hereby grant to Bank, a lien, security interest and right of setoff as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Silicon Valley Bank or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower and the guarantor regardless of the adequacy of any other collateral securing the loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR THE GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

12. JURISDICTION/VENUE. Borrower accepts for itself and in connection with its properties, unconditionally, the exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement; provided, however, that if for any reason Bank cannot avail itself of the courts of the Commonwealth of Massachusetts, then venue shall lie in Santa Clara County, California. NOTWITHSTANDING THE FOREGOING, THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE BANK'S RIGHTS AGAINST THE BORROWER OR ITS PROPERTY.

13. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Loan Modification Agreement become effective until signed by an officer of Bank in California).

            [The remainder of this page is intentionally left blank]

      This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:                           BANK:

PHASE FORWARD INCORPORATED          SILICON VALLEY BANK, doing business as
                                    SILICON VALLEY EAST

By: /s/ Ari Buchler                 By: /s/ Michael J Tromack
    --------------------------          ----------------------------------------

Name: Ari Buchler                   Name: Michael J Tromack

Title: Vice President and General   Title: Vice President
       Counsel
       Phase Forward Incorporated   SILICON VALLEY BANK

                                    By: /s/ MICHELLE D. GIANNINI
                                        ----------------------------------------

                                    Name: MICHELLE D. GIANNINI

                                    Title: ASST. VICE PRES.
                                      (signed in Santa Clara County, California)

      The undersigned, PHASE FORWARD SECURITIES CORPORATION, ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Unlimited Guaranty dated May 3, 1999 (the "Guaranty") and acknowledges, confirms and agrees that the Guaranty shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.

                                    PHASE FORWARD SECURITIES CORPORATION

                                    By: /s/ John J. Schickling
                                        ----------------------------------------
                                    Name: John J. Schickling
                                    Title: Treasurer

                       SECOND LOAN MODIFICATION AGREEMENT

      This Second Loan Modification Agreement (this "Loan Modification Agreement') is entered into us of February 28, 2003, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name "Silicon Valley East" ("Bank") and PHASE FORWARD INCORPORATED, a Delaware corporation with its principal place of business at 1440 Main Street, Waltham, Massachusetts 02451 ("Borrower").

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of April 17, 2002, evidenced by, among other documents, a certain Second Amended and Restated Loan and Security Agreement dated as of April 17, 2002, between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of December 24,2002 (as amended, the "Loan Agreement"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

Hereinafter, all indebtedness and obligations owing by Borrower to Bank shall be referred to as the "Obligations".

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the "Security Documents").

Hereinafter, the Security Documents, together with all other documents evidencing of securing the Obligations shall be referred to as the "Existing Loan Documents".

3.    DESCRIPTION OF CHANGE IN TERMS.

      A.    Modifications to Loan Agreement.

            1. The Loan Agreement shall be amended by deleting the following definition appearing in Section 13.1 thereof:

                        ""REVOLVING MATURITY DATE" is January 7, 2003."

                  and inserting in lieu thereof the following:

                        ""REVOLVING MATURITY DATE" is March 15, 2003."

      B. Waiver. Bank hereby waives Borrower's existing default under the Loan Agreement by virtue of Borrower's failure to comply with the financial requirements set forth in Section 6.7 thereof as of the quarter ending December 31, 2002. Bank's waiver of Borrower's compliance of said affirmative covenant shall apply only to the foregoing specific period.

4. FEES. The Borrower shall reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. RATIFICATION OF INTELLECTUAL PROPERTY SECURITY AGREEMENT AND NEGATIVE PLEDGE AGREEMENT. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Amended and Restated Intellectual Property Security Agreement dated as of April 17,2002 between Borrower and Bank, and acknowledges, confirms and agrees that said Amended and Restated Intellectual Property Security Agreement shall remain in full force and effect. Notwithstanding the foregoing, Borrower will deliver to Bank, on or before March 15, 2003, any required updates to the listing of Intellectual Property Collateral as defined in said Amended and Restated Intellectual Property Security Agreement. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Negative Pledge Agreement dated as of October 14, 1997 between Borrower and Bank, and acknowledges, confirms and agrees that said Negative Pledge Agreement shall remain in full force and effect.

6. ADDITIONAL COVENANTS: RATIFICATION OF PERFECTION CERTIFICATE. Borrower shall not, without providing the Bank with thirty (30) days prior written notice: (i) relocate its chief executive office, or add any new offices or business locations (with assets of greater than Fifty Thousand Dollars ($50,000) individually and Two Hundred Thousand Dollars ($200,000) in the aggregate), or
(ii) change its jurisdiction of organization, or (iii) change its organizational structure or type, of (iv) change its legal name, or (v) change any organizational number (if any) assigned by its jurisdiction of organization. In addition, the Borrower hereby certifies that no Collateral is in the possession of any third party bailee (such as at a warehouse), except as set forth in the Schedule to the Loan Agreement. In the event that Borrower, after the date hereof, intends to store or otherwise deliver the Collateral to such a bailee, then Borrower shall first receive, the prior written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank. Borrower will deliver to Bank on or before March 15, 2003, any required updates to the terms and disclosures contained in a certain Perfection Certificate dated as of May 21, 2001 between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in the Perfection Certificate has not adversely changed, as of the date hereof.

7. AUTHORIZATION TO FILE. Borrower hereby authorizes Bank to file financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank's interest in the Collateral.

8. CONCERNING REVISED ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE. The Borrower affirms and reaffirms that notwithstanding the terms of the Security Documents to the contrary, (i) that the definition of "Code", "UCC" or "Uniform Commercial Code" as set forth in the Security Documents shall be deemed to mean and refer to "the Uniform Commercial Code as adopted by The Commonwealth of Massachusetts (presently, Mass. Gen. Laws. Ch. 106), as may be amended and in effect from time to time and (ii) the Collateral is intended to include all assets of the Borrower. In connection therewith, the Collateral shall include, without limitation, the following categories of assets as defined in the Code: goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables, and license fees), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, general intangibles (including payment intangibles and software), supporting obligations and any and all proceeds of any thereof wherever located, whether now owned or hereafter acquired. The Borrower hereby grants to the Bank a first perfected and continuing security interest in the Collateral, whether now owned, or now due, in which the Borrower has an interest or the power to transfer rights, or hereafter acquired, arising, or to become due, or in which the Borrower obtains an interest, or the power to transfer rights, with the exception of any Collateral excluded as provided in the Loan Documents.

9. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

10. RATIFICATION OF LOAN-DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

11. NO DEFENSES OF BORROWER. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Obligations.

12. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations, Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

13. RIGHT OF SET-OFF. In consideration of Bank's agreement to enter into this Loan Modification Agreement, Borrower and any guarantor hereby reaffirm and hereby grant to Bank, a lien, security interest and right of setoff as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Silicon Valley Bank or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the game to any liability or obligation of Borrower and any guarantor even though unmatured and regardless of the adequacy of any other collateral securing the loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS. PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY VOLUNTARILY AND IRREVOCABLY WAIVED.

14. JURISDICTION/VENUE. Borrower accepts for itself and in connection with its properties, unconditionally, the exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement; provided, however, that if for any reason Bank cannot avail itself of the count of the Commonwealth of Massachusetts, then venue shall lie in Santa Clara County, California. NOTWITHSTANDING THE FOREGOING, THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR, PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE BANK'S RIGHTS AGAINST THE BORROWER OR ITS PROPERTY.

15. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Loan Modification Agreement become effective until signed by an officer of Bank in California).

            [The remainder of this page is intentionally left blank]

      This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:                            BANK:

PHASE FORWARD INCORPORATED           SILICON VALLEY BANK, doing business as
                                     SILICON VALLEY EAST

By: /s/ William G. Porter            By: /s/ Michael Tromack
    ----------------------------         ---------------------------------------

Name: William G. Porter              Name: Michael Tromack

Title: Vice President, Finance       Title: Vice President
       Phase Forward Incorporated

                                     SILICON VALLEY BANK

                                     By: /s/ Maggie Garcia
                                         ---------------------------------------

                                     Name: Maggie Garcia

                                     Title: AVP
                                      (signed in Santa Clara County, California)

      The undersigned, PHASE FORWARD SECURITIES CORPORATION, ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Unlimited Guaranty dated May 3, 1999 (the "Guaranty") and acknowledges, confirms and agrees that the Guaranty shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.

                                     PHASE FORWARD SECURITIES CORPORATION

                                     By: /s/ John J. Schickling
                                         ---------------------------------------
                                     Name: John J. Schickling
                                     Title: Treasurer

                        FIRST LOAN MODIFICATION AGREEMENT

      This First Loan Modification Agreement (this "Loan Modification Agreement") is entered into as of December 24, 2002, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name "Silicon Valley East" ("Bank") and PHASE FORWARD INCORPORATED, a Delaware corporation with its principal place of business at 1440 Main Street, Waltham, Massachusetts 02451 ("Borrower").

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of April 17, 2002, evidenced by, among other documents, a certain Second Amended and Restated Loan and Security Agreement dated as of April 17, 2002, between Borrower and Bank (as amended, the "Loan Agreement"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

Hereinafter, all indebtedness and obligations owing by Borrower to Bank shall be referred to as the "Obligations".

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the "Security Documents").

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

3.    DESCRIPTION OF CHANGE IN TERMS.

      A.    Modifications to Loan Agreement.

            1. The Loan Agreement shall be amended by deleting the following definition appearing in Section 13.1 thereof:

                        ""COMMITTED EQUIPMENT LINE NO. 2" is an Equipment Advance or Equipment Advances of up to One Million Seven Hundred Fifty Thousand Dollars ($1,750,000.00). Notwithstanding the foregoing, the Committed Equipment Line No. 2 shall only be available to Borrower on and after April 1, 2002 and provided that no Event of Default has occurred through March 31, 2002."

                  and inserting in lieu thereof the following:

                        ""COMMITTED EQUIPMENT LINE NO. 2" is an Equipment Advance or Equipment Advances of up to Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000.00). Notwithstanding the foregoing, the Committed Equipment Line No. 2 shall only be available to Borrower on and after April 1, 2002 and provided that no Event of Default has occurred through March 31, 2002."

4. FEES. The Borrower shall reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. RATIFICATION OF INTELLECTUAL PROPERTY SECURITY AGREEMENT AND NEGATIVE PLEDGE AGREEMENT. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of April 17, 2002 between Borrower and Bank and acknowledges, confirms and agrees that said Intellectual Property Security Agreement shall remain in full force and effect. Notwithstanding the foregoing, Borrower will deliver to Bank, on or before January 31, 2003, any required updates to the listing of Intellectual Property Collateral as defined in said Intellectual Property Security Agreement. Borrower hereby ratifies, Confirms and reaffirms, all and singular, the terms and conditions of a certain Negative Pledge Agreement dated us of October 14, 1997 between Borrower and Bank, and acknowledges, confirms and agrees that said Negative

Pledge Agreement shall remain in full force and effect.

6. ADDITIONAL COVENANTS: RATIFICATION OF PERFECTION CERTIFICATE. Borrower shall not, without providing the Bank with thirty (30) days prior written notice: (i) relocate its chief executive office, or add any new offices or business locations (with assets of greater than Fifty Thousand Dollars ($50,000) individually and Two Hundred Thousand Dollars ($200,000) in the aggregate), or
(ii) change its jurisdiction of organization, or (iii) change its organizational structure or type, or (iv) change its legal name, or (v) change any organizational number (if any) assigned by its jurisdiction of organization. In addition, the Borrower hereby certifies that no Collateral is in the possession of any third party bailee (such as at a warehouse), except as set forth in the Schedule to the Loan Agreement. In the event that Borrower, after the date hereof, intends to store or otherwise deliver the Collateral to such a bailee, then Borrower shall firstreceive, the prior written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank. Borrower will deliver to Bank on or before January 31, 2003, any required updates to the terms and disclosures contained in a certain Perfection Certificate dated as of May 21, 2001 between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in the Perfection Certificate has not adversely changed, as of the date hereof.

7. AUTHORIZATION TO FILE. Borrower hereby authorizes Bank to file financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank's interest in the Collateral.

8. CONCERNING REVISED ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE. The Borrower affirms and reaffirms that notwithstanding the terms of the Security Documents to the contrary, (i) that the definition of "Code", "UCC" or "Uniform Commercial Code" as set forth in the Security Documents shall be deemed to mean and refer to "the Uniform Commercial Code as adopted by The Commonwealth of Massachusetts (presently, Mass. Gen. Laws. Ch. 106), as may be amended and in effect from time to time and (ii) the Collateral is intended to include all assets of the Borrower. In connection therewith, the Collateral shall include, without limitation, the following categories of assets as defined in the Code: goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables, and license fees), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, general intangibles (including payment intangibles and software), supporting obligations and any and all proceeds of any thereof, wherever located, whether now owned or hereafter acquired. The Borrower hereby grants to the Bank a first perfected and continuing security interest in the Collateral, whether now owned, or now due, in which the Borrower has an interest or the power to transfer rights, or hereafter acquired, arising, or to become due, or in which the Borrower obtains an interest, or the power to transfer rights, with the exception of any Collateral excluded as provided in the Loan Documents.

9. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

10. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

11. NO DEFENSES OF BORROWER. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Obligations.

12. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and affect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations, it is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

13. RIGHT OF SET-OFF. In consideration of Bank's agreement to enter into this Loan Modification Agreement, Borrower and any guarantor hereby reaffirm and hereby grant to Bank, a lien, security interest and right of setoff as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Silicon Valley Bank or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower and any guarantor even though unmatured and regardless of the adequacy of any other collateral securing the loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

14. JURISDICTION/VENUE. Borrower accepts for itself and in connection with its properties, unconditionally, the exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement; provided, however, that if for any reason Bank cannot avail itself of the courts of the Commonwealth of Massachusetts, then venue shall lie in Santa Clara County, California. NOTWITHSTANDING THE FOREGOING, THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE BANK'S RIGHTS AGAINST THE BORROWER OR ITS PROPERTY.

15. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Loan Modification Agreement become effective until signed by an officer of Bank in California).

            [The remainder of this page is intentionally left blank]

      This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:                            BANK:

PHASE FORWARD INCORPORATED           SILICON VALLEY BANK, doing business as
                                     SILICON VALLEY EAST

By: /s/ William G. Porter            By: /s/ Pamela Aldsworth
    ----------------------------         ---------------------------------------

Name: William G. Porter              Name: Pamela Aldsworth

Title: Vice President, Finance       Title: SVP
       Phase Forward Incorporated

                                     SILICON VALLEY BANK

                                     By: /s/ Maggie Garcia
                                         ---------------------------------------

                                     Name: Maggie Garcia

                                     Title: AVP
                                      (signed in Santa Clara County, California)

      The undersigned, PHASE FORWARD SECURITIES CORPORATION, ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Unlimited Guaranty dated May 3, 1999 (the "Guaranty") and acknowledges, confirms and agrees that the Guaranty shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.

                                     PHASE FORWARD SECURITIES CORPORATION

                                     By: /s/ John J. Schickling
                                         ---------------------------------------
                                     Name: John J. Schickling
                                     Title: Treasurer

             SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

         This SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Agreement") dated as of April 17, 2002, to be effective as of March 31, 2002, between SILICON VALLEY BANK, a California chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name "Silicon Valley East" ("Bank") and PHASE FORWARD INCORPORATED, a Delaware corporation with its principal place of business at 1440 Main Street, Waltham, Massachusetts 02451 ("Borrower"), which amends and restates a certain Amended and Restated Loan and Security Agreement between Borrower and Bank dated August 4, 2000 (as amended from time to time), provides the terms on which Bank shall lend to Borrower and Borrower shall repay Bank. The parties agree as follows:

         1        ACCOUNTING AND OTHER TERMS

         Accounting terms not defined in this Agreement shall be construed following GAAP, Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation," in this or any Loan Document. Capitalized terms in this Agreement shall have the meanings set forth in Section 13.

         2        LOAN AND TERMS OF PAYMENT

         2.1 PROMISE TO PAY. Borrower hereby unconditionally promises to pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions as and when due in accordance with this Agreement.

         2.1.1    REVOLVING ADVANCES.

                  (a) Bank shall make Advances not exceeding (i) the Committed Revolving Line or the Borrowing Base, whichever is less, and minus
(ii) the aggregate outstanding Advances hereunder. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.

                  (b) To obtain an Advance, Borrower must notify Bank by facsimile or telephone by 3:00 p.m. Eastern time on the Business Day the Advance is to be made. If such notification is by telephone, Borrower must promptly confirm the notification by delivering to Bank a completed Payment/Advance Form in the form attached as EXHIBIT B. Bank shall credit Advances to Borrower's deposit account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower shall indemnify Bank for any loss Bank suffers due to such reliance.

                  (c) The Committed Revolving Line terminates on the Revolving Maturity Date, when the principal amount of all Advances and the unpaid interest thereon, shall be immediately payable.

         2.1.2    EQUIPMENT ADVANCES.

                  (a) (i) From the Closing Date through Equipment Availability End Date No. 1, Bank shall make Equipment Advances to Borrower in an aggregate amount not exceeding the Committed Equipment Line No. 1. Provided that no Event of Default has occurred through March 31, 2002, from April 1, 2002 through Equipment Availability End Date No. 2, Bank shall make Equipment Advances to Borrower in an aggregate amount not exceeding the Committed Equipment Line No, 2. Except as provided below, the Equipment Advances may only be used to finance Eligible Equipment purchased within ninety (90) days (determined based upon the applicable invoice date of such Eligible Equipment) of each Equipment Advance request. Notwithstanding the foregoing, Equipment Advances shall be permitted to finance Eligible Equipment purchased on or after August 1, 2001 (determined based upon the applicable invoice date of such Eligible Equipment) provided that such Equipment Advance requests are submitted to Bank within twenty (20) days after the Closing Date. Equipment Advances shall not exceed one hundred percent (100%) of the invoice amount of such Eligible Equipment, excluding taxes, shipping, warranty charges, freight discounts and installation expense relating to such Equipment, unless such costs constitute Other Equipment. Each Equipment Advance must be for a minimum amount of $100,000.00.

                  (b) Interest accrues on all Equipment Advances under Committed Equipment Line No. 1 and Committed Equipment Line No. 2 from the date of each such Equipment Advance at the per annum rate described in Section 2.3(a), and shall be payable monthly on the Payment Date of each month commencing with the initial Payment Date following each such Equipment Advance. Each Equipment Advance under Committed Equipment Line No. 1 and Committed Equipment Line No. 2 shall be payable in (i) thirty-six (36) equal monthly installments of principal, plus (ii) monthly payments of accrued interest, beginning on the first Payment Date following such Equipment Advance and continuing on each Payment Date thereafter through the Equipment Maturity Date applicable to such Equipment Advance, Equipment Advances when repaid may not be reborrowed.

                  (c) To obtain an Equipment Advance, Borrower must notify Bank (the notice is irrevocable) by facsimile no later than 3:00 p.m. Eastern time one (1) Business Day before the day on which the Equipment Advance is to be made. The notice in the form of EXHIBIT B (Payment/Advance Form) must be signed by a Responsible Officer or designee and include a copy of the invoice for the Equipment being financed.

         2.1.3    TERM LOAN NO. 1.

                  (a)      Bank loaned to Borrower an amount equal to Term Loan
No. 1.

                  (b) Borrower shall pay to Bank: (i) seventeen (17) equal monthly installments of principal in the amount of One Hundred Eleven Thousand One Hundred Eleven and 11/100 Dollars ($111,111.11) plus (ii) all accrued interest (the "Term Loan No. 1 Payment"). Each Term Loan No. 1 Payment is payable on the first (1st) day of each month commencing April 1, 2002. Borrower's final Term Loan No. 1 Payment, due on August 1, 2003, shall include all outstanding Term Loan No. 1 principal and accrued interest.

                  (c) The Term Loan No. 1 accrues interest in accordance with Section 2.3(a).

         2.1.4    TERM LOAN NO. 2.

                  (a)      Bank loaned to Borrower an amount equal to Term Loan
No. 2.

                  (b) Borrower shall pay to Bank: (i) eighteen (18) equal monthly installments of principal in the amount of Thirty Four Thousand One Hundred Thirty Two and 91/100 Dollars ($34,132.91) plus (ii) all accrued interest (the "Term Loan No. 2 Payment"). Each Term Loan No, 2 Payment is payable on the first (1st) day of each month commencing April 1, 2002. Borrower's final Term Loan No. 2 Payment, due on September 1, 2003, shall include all outstanding Term Loan No. 2 principal and accrued interest.

                  (c) The Term Loan No. 2 accrues interest in accordance with Section 2.3(a).

         2.1.5    TERM LOAN NO. 3.

                  (a)      Bank loaned to Borrower an amount equal to Term Loan
No. 3.

                  (b) Borrower shall pay to Bank: (i) twelve (12) equal monthly installments of principal in the amount of Twenty One Thousand Four Hundred Twenty Three Dollars ($21,423.00) plus (ii) all accrued interest (the "Term Loan No. 3 Payment"). Each Term Loan No. 3 Payment is payable on the first
(1st) day of each month commencing April 1, 2002. Borrower's final Term Loan No. 3 Payment, due on March 1, 2003, shall include all outstanding Term Loan No. 3 principal and accrued interest.

                  (c) The Term Loan No. 3 accrues interest in accordance with Section 2.3(a).

         2.1.6    TERM LOAN NO. 4.

                  (a)      Bank loaned to Borrower an amount equal to Term Loan
No. 4.

                  (b) Borrower shall pay to Bank: (i) two (2) equal monthly installments of principal in the amount of Twenty Seven Thousand Seven Hundred Seventy Seven and 78/100 Dollars ($27,777.78) plus (ii) all accrued interest (the "Term Loan No. 4 Payment"). Each Term Loan No. 4 Payment is payable on the twentieth (20th) day of each month commencing April 20, 2002. Borrower's final Terra Loan No. 4 Payment, due on May 20, 2002, shall include all outstanding Term Loan No. 4 principal and accrued interest.

                  (c) The Term Loan No. 4 accrues interest in accordance with Section 2.3(a).

         2.1.7    TERM. LOAN NO. 5.

                  (a)      Bank loaned to Borrower an amount equal to Term Loan
No. 5.

                  (b) Borrower shall pay to Bank: (i) twenty three (23) equal monthly installments of principal in the amount of Thirty Three Thousand Three Hundred Thirty Three and 33/100 Dollars ($33,333.33) plus (ii) all accrued interest (the "Term Loan No. 5 Payment"). Each Term Loan No. 5 Payment is payable on the twenty second (22nd) day of each month commencing April 22, 2002. Borrower's final Term Loan No. 5 Payment, due on February 22, 2004, shall include all outstanding Term Loan No. 5 principal and accrued interest.

                  (c) The Term Loan No. 5 accrues interest in accordance with Section 2.3(a).

         2.1.8 UNDISBURSED CREDIT EXTENSIONS. The Bank's obligation to lend the undisbursed portion of the Credit Extensions shall terminate if there has been a material adverse change in the general affairs, results of operation, or condition (financial or otherwise) of Borrower, whether or not arising from transactions in the ordinary course of business, or there has been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank prior to the execution of this Agreement.

         2.2 OVERADVANCES. If Borrower's Obligations under Section 2.1.1 exceed the lesser of (i) the Committed Revolving Line or (ii) the Borrowing Base, Borrower must immediately pay in cash to Bank the excess.

         2.3      INTEREST RATE; PAYMENTS.

                  (a) Interest Rate. Credit Extensions shall accrue interest, on the average daily balance thereof, in accordance with the following: (i) Advances outstanding under the Committed Revolving Line shall accrue interest at a per annum rate equal to the aggregate of the Bank's Prime Rate, plus one half of one percent (0.50%), (ii) Equipment Advances under Committed Equipment Line No. 1 and Committed Equipment Line No. 2 shall accrue interest at a per annum rate equal to the aggregate of the Bank's Prime Rate, plus one percent (1.0%), (iii) Term Loan No. 1 shall accrue interest at a per annum rate equal to the aggregate of the Bank's Prime Rate, plus one half of one percent (0.50%), (iv) Term Loan No. 2 shall accrue interest at a per annum rate equal to the aggregate of the Bank's Prime Rate, plus three quarters of one percent (0.75%), (v) Term Loan No. 3 shall accrue interest at a per annum rate equal to the aggregate of the Bank's Prime Rate, plus three quarters of one percent (0.75%), (vi) Term Loan No. 4 shall accrue interest at a per annum rate equal to the aggregate of the Bank's Prime Rate, plus one percent (1.0%), and
(vii) Term Loan No. 5 shall accrue interest at a per annum rate equal to the aggregate of the Bank's Prime Rate, plus one percent (1.0%). During the existence of an Event of Default, Obligations shall bear interest at five percent (5.0%) above the rate effective immediately before the Event of Default. The interest rate shall increase or decrease when the Prime Rate changes. Interest is computed on the basis of a 360 day year for the actual number of days elapsed.

                  (b) Payments. Interest is payable on the Payment Date of each month, except as expressly described in this Agreement. Bank may debit any of Borrower's deposit accounts including Account Number 3300070652 for principal and interest payments or any amounts Borrower owes Bank. Bank shall promptly notify

Borrower when it debits Borrower's accounts. These debits are not a set-off. Payments received after 12:00 noon Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue.

         2.4      FEES. Borrower shall pay to Bank:

                  (a) Committed Revolving Line Fee. A fully earned, non-refundable Committed Revolving Line fee of Ten Thousand Dollars ($10,000.00) due and payable on the Closing Date; and

                  (b) Committed Equipment Line Fee. A fully earned, non-refundable fee for the availability of Committed Equipment Line No. 1 and Committed Equipment Line No. 2 (collectively, the "Committed Equipment Line Fee") of Fourteen Thousand Dollars ($14,000.00), due and payable the earlier of
(i) the Equipment Availability End Date No. 2 or (ii) the termination of Committed Equipment Line No. 1 or Committed Equipment Line No. 2. Notwithstanding the foregoing, the Bank hereby agrees to waive the Committed Equipment Line Fee if at any time the aggregate amount of Equipment Advances made under Committed Equipment Line No. 1 and Committed Equipment Line No. 2 exceed Two Million Six Hundred Twenty-Five Thousand Dollars ($2,625,000.00); and

                  (c) Bank Expenses. All Bank Expenses (including reasonable attorneys' fees and expenses incurred through and after the Closing
Date) when due.

         2.5 ADDITIONAL COSTS. If any new law or regulation increases Bank's costs or reduces its income for any loan, Borrower shall pay the increase in cost or reduction in income or additional expense; provided, however, that Borrower shall not be liable for any amount attributable to any period before 180 days prior to the date Bank notifies Borrower of such increased costs. Bank agrees that it shall allocate any increased costs among its customers similarly affected in good faith and in a manner consistent with Bank's customary practice.

         3        CONDITIONS OF LOANS

         3.1 CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION. THE obligation of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance Satisfactory to Bank, the following:

                  (a)      this Agreement;

                  (b) a certificate of the Secretary of each Borrower with respect to articles, bylaws, incumbency and resolutions authorizing the execution and delivery of this Agreement;

                  (c) an Amended and Restated Intellectual Property Security Agreement by Borrower;

                  (d)      ratification of guaranty;

                  (e)      Agency Account Control Agreement;

                  (f) payment of the fees and Bank Expenses then due specified in Section 2.4 hereof;

                  (g) Certificates of Foreign Qualification (if applicable) of Borrower;

                  (h) Certificates of Good Standing/Legal Existence of Borrower and Guarantor; and

                  (i) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

         3.2 CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS. Bank's obligation to make each Credit Extension, including the initial Credit Extension, is subject to the following;

                  (a)      timely receipt of any Payment/Advance Form; and

                  (b) the representations and warranties in Section 5 shall be materially true on the date of the Payment/Advance Form and on the effective date of each Credit Extension and no Event of Default shall have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties in Section 5 remain true.

         4        CREATION OF SECURITY INTEREST

         4.1 GRANT OF SECURITY INTEREST. Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations and the performance of each of Borrower's duties under the Loan Documents, a continuing security interest in, and pledges and assigns to the Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Borrower warrants and represents that, except as set forth in the Schedule, the security interest granted herein shall be a first priority security interest in the Collateral. Bank may place a "hold" on any deposit account pledged as Collateral.

Except as disclosed on the Schedule, Borrower is not a party to, nor is bound by, any material license or other material agreement with respect to which the Borrower is the licensee that prohibits or otherwise restricts Borrower from granting a security interest in Borrower's interest in such license or agreement or any other property. Without written notice from Borrower to Bank, Borrower shall not enter into, or become bound by, any such license or agreement which is reasonably likely to have a material impact on Borrower's business or financial condition. Borrower shall take such steps as Bank requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for all such licenses or contract rights to be deemed "Collateral" and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement, whether now existing or entered into in the future.

Borrower agrees that any disposition of the Collateral in violation of this Agreement, by either the Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code. If the Agreement is terminated, Bank's lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations. If Borrower shall at any time, acquire a commercial tort claim, Borrower shall promptly notify Bank in a writing signed by Borrower of the brief details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Bank.

If the Amended and Restated Intellectual Property Security Agreement of even date between Borrower and Bank is ever terminated in accordance with its terms, each of the Borrower and Bank hereby acknowledge and agree that the Intellectual Property Collateral hereunder shall be released except that Bank's Collateral shall continue to include all of Borrower's accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to any of the Intellectual Property.

         5        REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants as follows:

         5.1 DUE ORGANIZATION AND AUTHORIZATION. Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do any of the foregoing would not reasonably be expected to cause a Material Adverse Change. In connection with this Agreement, the Borrower delivered to the Bank a certificate signed by the Borrower and entitled "Perfection Certificate". The Borrower represents and warrants to the Bank that: (a) the Borrower's exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; and (b) the Borrower is an organization of the type, and is organized in the jurisdiction, set forth in the Perfection Certificate; and (c) the Perfection Certificate accurately sets forth the Borrower's organizational identification number or accurately states that the Borrower has none; and (d) the Perfection Certificate accurately sets forth the Borrower's place of business, or, if more than one, its chief executive office as well as the Borrower's mailing address if different, and (e) all other information set forth on the Perfection Certificate pertaining to the Borrower is accurate and complete. If the Borrower does not now have an organizational identification number, but later obtains it, Borrower shall forthwith notify the Bank or such organizational identification number.

         The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's organizational documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could cause a Material Adverse Change.

         5.2 COLLATERAL. Borrower has good title to the Collateral, free of Liens except Permitted Liens. Borrower has no other deposit account, other than the deposit accounts with Bank and deposit accounts described in the Perfection Certificate delivered to the Bank in connection herewith. The Accounts are bona fide, existing obligations, and the service or property has been performed (or will be performed within ninety (90) days) or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. The Collateral is not in the possession of any third party bailee (such as a warehouse). In the event that Borrower, after the date hereof, intends to store or otherwise deliver any portion of the Collateral to a bailee, then Borrower will first receive the written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank. Borrower has no knowledge of any actual or imminent Insolvency Proceeding of any account debtor whose accounts are an Eligible Account in any Borrowing Base Certificate.

         5.3 LITIGATION. Except as shown in the Schedule, there are no actions or proceedings pending or, to the knowledge of Borrower's Responsible Officers, threatened by or against Borrower or any Subsidiary in which an adverse decision could cause a Material Adverse Change.

         5.4 NO MATERIAL DEVIATION IN FINANCIAL STATEMENTS. All consolidated financial statements for Borrower and any Subsidiary delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

         5.5 SOLVENCY. Borrower is able to pay its debts (including trade debts) as they mature.

         5.6 REGULATORY COMPLIANCE. Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors), Borrower has materially complied in all material respects with the Federal Fair Labor Standards Act, Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to do any of the foregoing would not reasonably be expected to cause a Material Adverse Change.

         5.7 SUBSIDIARIES. Borrower does not own any stock, partnership interest or other equity securities of any Person other than Phase Forward Europe Limited (United Kingdom), Phase Forward Securities Corporation (a Massachusetts corporation), Domain Manufacturing Corporation (a Delaware corporation), Domain Solutions International Holdings, Inc. (a Delaware corporation), Phase Forward Pvt. Limited (Australia), Domain Manufacturing SARL(France), Phase Forward S.A. (France), Clinsoft Ltd. (United Kingdom), Domain Manufacturing UK Ltd (United Kingdom), Clinsoft Deutschland GmbH (Germany), Phase Forward Japan KK (Japan), Domain Manufacturing

Singapore Pte. Ltd (Singapore), Phase Forward Canada Limited (Canada), and Clinsoft AB (Sweden), and except for Permitted Investments.

         5.8 FULL DISCLOSURE. No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading.

         6        AFFIRMATIVE COVENANTS

         Borrower shall do all of the following:

         6.1 GOVERNMENT COMPLIANCE. Except as set forth on the Schedule, Borrower shall maintain its and all Subsidiaries' legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower's business or operations. Borrower shall comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business or operations or be expected to cause a Material Adverse Change.

         6.2      FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.

                  (a) Borrower shall deliver to Bank: (i) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated and consolidating balance sheet and income statement covering Borrower's consolidated operations during the period certified by a Responsible Officer and in a form reasonably acceptable to Bank;
(ii) as soon as available, but no later than one hundred twenty (120) days after the last day of Borrower's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank; (iii) as soon as available, but no later than thirty (30) days after the last day of Borrower's fiscal year, financial projections, approved by the Borrower's Board of Directors, for the then current fiscal year; (iv) within five (5) days of filing, copies of all statements, reports and notices made available to Borrower's security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; (v) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of Five Hundred Thousand Dollars ($500,000.00) or more in the aggregate; and (vi) budgets, sales projections, operating plans or other financial information reasonably requested by Bank.

                  (b) Within thirty (30) days after the last day of each month, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in the form of EXHIBIT C, with aged listings of accounts receivable.

                  (c) Within thirty (30) days after the last day of each month, Borrower shall deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in the form of EXHIBIT D.

                  (d) Allow Bank to audit Borrower's Collateral at Borrower's expense. Such audits shall be conducted no more often than once every twelve(l2) months unless an Event of Default has occurred and is continuing.

         6.3 TAXES. Borrower shall make, and cause each Subsidiary to make, timely payment of all material federal, State, and local taxes or assessments (other than taxes and assessments which Borrower is contesting in good faith, with adequate reserves maintained in accordance with GAAP) and will deliver to Bank, on demand, appropriate certificates attesting to such payments.

         6.4 INSURANCE. Borrower shall keep its business and the Collateral insured for risks and in amounts, standard for Borrower's industry. Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to Bank. All property policies shall have a lender's loss payable endorsement showing Bank as an additional loss payee and all liability policies shall show the Bank as an additional insured and all policies shall provide that the insurer must give Bank at least twenty (20) days notice before canceling its policy. At Bank's request, Borrower shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy shall, at Bank's option, be payable to Bank on account of the Obligations. If Borrower fails to obtain insurance as required under this Section or to pay any amount or furnish any required proof of payment to third persons and the Bank, Bank may make all or part of such payment or obtain such insurance policies required in this Section, and take any action under the policies Bank deems prudent.

         6.5 PRIMARY ACCOUNTS. In order to permit the Bank to monitor the Borrower's financial performance and condition, Borrower shall maintain its primary depository and domestic operating accounts with Bank, and a majority of the Borrower's cash or securities in excess of that amount used for Borrower's operations shall be maintained or administered through the Bank. Additionally, a majority of Borrower's and Borrower's Subsidiaries' cash and securities, in the aggregate, shall be maintained and administered through the Bank, Borrower shall identify to Bank, in writing, of any bank or securities account opened by Borrower with any institution other than Bank. The provisions of this paragraph shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Borrower's employees.

         6.6 ADJUSTED QUICK RATIO. Borrower shall maintain at all times, to be tested as of the last day of each month, a ratio of Quick Assets to Current Liabilities minus Deferred Revenue of not less than: (a) 1.25 to 1.0 through the month ending November 30, 2002, and (b) 1.50 to 1.0 for each month thereafter. Notwithstanding the forgoing, in the event that Borrower raises at least Twenty Five Million Dollars ($25,000,000.00): (i) in equity issued after January 25, 2002 or (ii) in Subordinated Debt (as defined herein) entered into after January 25, 2002, the Borrower shall maintain at all times, to be tested as of the last day of each month, a ratio of Quick Assets to Current Liabilities minus Deferred Revenue of not less than 1.50 to 1.0.

         6.7 REVENUE. Borrower shall maintain, as of the last day of each quarter, net revenues of not less than; (i) Eleven Million Two Hundred Fifty Thousand Dollars ($11,250,000.00) for the Fourth Quarter of Fiscal Year 2001,
(ii) Twelve Million Five Hundred Thousand Dollars ($12,500,000.00) for the First Quarter of Fiscal Year 2002, (iii) Thirteen Million Seven Hundred Fifty Thousand Dollars ($ 13,750,000.00) for the Second Quarter of Fiscal Year 2002. (iv) Fifteen Million Dollars ($ 15,000,000.00) for the Third Quarter of Fiscal Year 2002, and (v) Sixteen Million Five Hundred Thousand Dollars ($ 16,500,000.00) for the Fourth Quarter of Fiscal Year 2002. Commencing with the First Quarter of Fiscal Year 2003, and for each quarter thereafter, the Borrower shall maintain net revenues at an amount not less than the greater of: (a) Sixteen Million Five Hundred Thousand Dollars ($ 16,500,000.00), or (b) eighty percent (80%) of the plan for minimum quarterly net revenues approved by the Borrower's Board of Directors.

         6.8 PROFITABILITY. Commencing with the fiscal quarter ending September 30, 2002, Borrower shall have a consolidated net income, plus depreciation, plus amortization and plus any other non-cash writedown of intangible assets (as a result of new accounting rules on intangible assets) of not less than One Dollar ($ 1.00) for each fiscal quarter.

         6.9 FURTHER ASSURANCES. B Borrower shall execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank's Security interest in the Collateral or to effect the purposes of this Agreement.

         7        NEGATIVE COVENANTS

         Borrower shall not do any of the following without the Bank's prior written consent;

         7.1 DISPOSITIONS. Except as set forth in the Schedule, convey, sell, lease, transfer or otherwise dispose of (collectively a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfer (i) of Inventory in the ordinary course of business; (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; or (iii) of worn-out or obsolete Equipment.

         7.2 CHANGES IN BUSINESS, OWNERSHIP, MANAGEMENT OR BUSINESS LOCATIONS. Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or have a material change in its ownership (other than by the sale of Borrower's equity securities in a public offering or to venture capital investors so long as Borrower identifies to Bank in writing the venture capital or other institutional investors prior to the closing of the investment). Borrower shall provide immediate written notice to the Bank of any change in a Responsible Officer of the Borrower from that person occupying such position as of the date of this Agreement. Borrower shall not, without at least thirty (30) days prior written notice to Bark: (i) relocate its chief executive office, or add any new offices or business locations (with assets of greater than Fifty Thousand Dollars ($50,000) individually and Two Hundred Thousand Dollars ($200,000) in the aggregate), or (ii) change its jurisdiction of organization, or (iii) change its organizational structure or type, or (iv) change its legal name, or (v) change any organizational number (if any) assigned by its jurisdiction of organization.

         7.3 MERGERS OR ACQUISITIONS. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person except that such merger, consolidation or acquisition may occur without the written consent of the Bank where: (A) any such transaction is between Borrower and any of its Subsidiaries and Borrower is the surviving legal entity, or among any of Borrower's affiliates (except where such affiliate is a Guarantor of the Obligations hereunder), or (b)(i) no Event of Default has occurred and is continuing or would exist after giving effect to the transactions, and (ii) such merger, consolidation or acquisition is in the same or similar line of business as the Borrower, and (iii) the purchase price for all such mergers, consolidations and acquisitions (inclusive of any indebtedness of the acquired company assumed by the Borrower in connection with the transaction) is not greater than an aggregate amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00), and (iv) the Borrower is the surviving legal entity, and (v) no indebtedness (either direct or contingent) is assumed by the Borrower in connection with such merger, consolidation or acquisition with the exception of indebtedness (1) in such amounts which when added to the purchase price shall not exceed the limits set forth in clause (iii) of this Section 7.3 and (2) which consists only of trade payables of the acquired company.

         7.4 INDEBTEDNESS. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

         7.5 ENCUMBRANCE. Create, incur, or allow any Lien on any of its property, Or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted herein. The Collateral may also be subject to Permitted Liens.

         7.6 DISTRIBUTIONS: INVESTMENTS. Except as set forth on the Schedule, (i) Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so; or (ii) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock, except for repurchases of stock from former employees or directors of Borrower under the terms of applicable repurchase agreements in an aggregate amount not to exceed $250,000 in the aggregate in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases.

         7.7 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter or permit any material transaction with any Affiliate, except transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

         7.8 SUBORDINATED DEBT. Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt, without Bank's prior written consent.

         7.9 COMPLIANCE. Become an "investment company" or a company controlled by an "investment company", under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

         8        EVENTS OF DEFAULT

         Any one of the following is an Event of Default:

         8.1 PAYMENT DEFAULT. Borrower fails to pay any of the Obligations within three (3) days after their due date. During the additional period the failure to cure the default is not an Event of Default (but no Credit Extension shall be made during the cure period);

         8.2      COVENANT DEFAULT. Borrower does nor perform any obligation in
Section 6 or violates any covenant in Section 7 or does not perform or observe any other material term, condition or covenant in this Agreement, any Loan Documents, or in any agreement between Borrower and Bank and as to any default under a term, condition or covenant that can be cured, has not cured the default within twenty (20) days after it occurs, or if the default cannot be cured within twenty (20) days or cannot be cured after Borrower's attempts in the twenty (20) day period, and the default may be cured within a reasonable time, then Borrower shall have additional time, (of not more than thirty (30) days), unless otherwise agreed to in writing by the Bank, to attempt to cure the default. Grace periods provided under this section shall not apply, among other things, to financial covenants or any other covenants that are required to be satisfied, completed or tested by a date certain. During the additional period the failure to cure the default is not an Event of Default (but no Credit Extensions shall be made during the cure period);

         8.3      MATERIAL ADVERSE CHANGE. A Material Adverse Change occurs;

         8.4 ATTACHMENT. (i) Any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in ten (10) days; (ii) the service of process upon the Borrower seeking to attach, by trustee or similar process any funds of the Borrower on deposit with the Bank; (iii) Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business; (iv) a judgment or other claim becomes a Lien on a material portion of Borrower's assets; or (v) a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within ten (10) days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions shall be made during the cure period);

         8.5 INSOLVENCY. (i) Borrower becomes insolvent; (ii) Borrower begins an Insolvency Proceeding; or (iii) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within forty-five (45) days (but no Credit Extensions shall be made before any Insolvency Proceeding is dismissed);

         8.6 OTHER AGREEMENTS. If there is a default in any agreement to which Borrower is a parry with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate or that could result in a Material Adverse Change;

         8.7 JUDGMENTS. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Five Hundred Thousand Dollars ($500,000) in the aggregate shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment);

         8.8 MISREPRESENTATIONS. If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document.

         8.9 GUARANTY. (i) Any guaranty of any Obligations terminates or ceases for any reason to be in full force; or (ii) any Guarantor does not perform any obligation under any guaranty of the Obligations; or (iii) any material misrepresentation or material misstatement exists now or later in any warranty or representation in any guaranty of the

Obligations or in any certificate delivered to Rank in connection with the guaranty; or (iv) any circumstance described in Section 7, or Sections 8.4, 8.5 or 8.7 occurs to any Guarantor, or (v) the death, liquidation, winding up, termination of existence, or insolvency of any Guarantor.

         9        BANKS, RIGHTS AND REMEDIES

         9.1 RIGHTS AND REMEDIES. When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

                  (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by
         Bank);

                  (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

                  (c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

                  (d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

                  (e) Apply to the Obligations then due any payable any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

                  (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower's labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section, Borrower's rights under all licenses and all franchise agreements inure to Bank's benefit; and

                  (g)      Dispose of the Collateral according to the Code.

         9.2 POWER OF ATTORNEY. Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, to be effective during the existence of an Event of Default, to; (i) endorse Borrower's name on any checks or other forms of payment or security; (ii) sign Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors; (iii) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; (iv) make, settle, and adjust all claims under Borrower's insurance policies; and (v) transfer the Collateral into the name of Bank or a third party as the Code permits. Borrower hereby appoints Bank as its lawful attorney-in-fact to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Bank is under no further obligation to make Credit Extensions hereunder. Bank's foregoing appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

         9.3 ACCOUNTS COLLECTION. In the event that an Event of Default occurs and is continuing, Bank may notify any Person owing Borrower money of Bank's security interest in the funds and verify and/or collect the amount of the Account. After the occurrence of an Event of Default, any amounts received by Borrower shall be held in trust by

Borrower for Bank, and, if requested by Bank, Borrower shall immediately deliver such receipts to Bank in the form received from the account debtor, with proper endorsements for deposit.

         9.4 BANK EXPENSES. Any amounts paid by Bank as provided herein are Bank Expenses and are immediately due and payable, and shall bear interest at the then applicable rate and be secured by the Collateral. No payments by Bank shall be deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

         9.5 BANK'S LIABILITY FOR COLLATERAL. So long as the Bank complies with reasonable banking practices regarding the safekeeping of collateral, the Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or(d) any act or default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.

         9.6 REMEDIES CUMULATIVE. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver hereunder shall be effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

         9.7 DEMAND WAIVER. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

         10       NOTICES

         All notices or demands by any party to this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile at the addresses listed below. Either Bank or Borrower may change its notice address by giving the other written notice.

                  If to Borrower: Phase Forward Incorporated
                                  1440 Main Street
                                  Waltham, Massachusetts 02451
                                  Attn: Mr. William G. Porter, Vice President of Finance
                                  FAX: (781) 902-4391

                  With a copy to: Phase Forward Incorporated
                                  1440 Main Street
                                  Waltham, Massachusetts 02451
                                  Attn: D. Ari Buchler, Vice President and
                                  General Counsel
                                  FAX: (781) 902-4391

                  If to Bank:     Silicon Valley Bank
                                  One Newton Executive Park, Suite 200
                                  2221 Washington Street
                                  Newton, Massachusetts 02462
                                  Attn: Mr. Michael Tramack
                                  Fax: (617) 969-5962
                  with a copy to: Riemer & Braunstein LLP
                                  Three Center Plaza
                                  Boston, Massachusetts 02108
                                  Attn: David A. Ephraim, Esquire
                                  FAX: (617) 880-3456

         11       CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

         Massachusetts law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Massachusetts; provided, however, that if for any reason Bank cannot avail itself of such courts in the Commonwealth of Massachusetts, Borrower accepts jurisdiction of the courts and venue in Santa Clara County, California. NOTWITHSTANDING THE FOREGOING, THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE BANK'S RIGHTS AGAINST THE BORROWER OR ITS PROPERTY.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

         12       GENERAL PROVISIONS

         12.1 SUCCESSORS AND ASSIGNS. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or Obligations under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement, the Loan Documents or any related agreement.

         12.2 INDEMNIFICATION. Borrower hereby indemnifies, defends and holds the Bank and its officers, employees and agents harmless against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys' fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

         12.3 CONFIRMATIONS AND RATIFICATIONS BY BORROWER. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of May 21, 2001 between Borrower and Bank, and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Bank in the Perfection Certificate has not changed, as of the date of this Agreement. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Negative Pledge Agreement dated as of October 14, 1997 between Borrower and Bank, and acknowledges, confirms and agrees that said Negative Pledge Agreement shall remain in full force and effect.

         12.4 SUBROGATION AND SIMILAR RIGHTS. Notwithstanding any other provision of this Agreement or other related document, Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating the Borrower to the rights of another Person under the Loan Documents) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by the Borrower with respect to the Obligations in connection with the Loan Documents or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by the Borrower with respect to the Obligations in connection with the Loan Documents or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to Borrower in contravention of this Section. Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.

         12.5 RIGHT OF SET-OFF. Borrower and any guarantor hereby grant to Bank, a lien, security interest and right of setoff as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of the Bank or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower and any guarantor then due and payable regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

         12.6 TIME OF ESSENCE. Time is of the essence for the performance of all Obligations in this Agreement.

         12.7 SEVERABILITY OF PROVISION. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

         12.8 AMENDMENTS IN WRITING; INTEGRATION. All amendments to this Agreement must be in writing signed by both Bank and Borrower. This Agreement and the Loan Documents represent the entire agreement about this subject matter, and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

         12.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

         12.10 SURVIVAL. All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligation of Borrower in Section 12.2 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

         12.11 CONFIDENTIALITY. In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (i) to Bank's subsidiaries or affiliates in connection with their business with Borrower; (ii) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Bank shall use commercially reasonable efforts in obtaining such prospective transferee's or purchaser's agreement to the terms of this provision); (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank's examination or audit; and (v) as Bank considers appropriate in exercising remedies under this Agreement. Confidential information does not include information that either:
(a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

         13       DEFINITIONS

         13.1     DEFINITIONS.

         "ACCOUNTS" are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing, as such definition may be amended from time to time according to the Code.

         "ADVANCE" or "ADVANCES" is a loan advance (or advances) under the Committed Revolving Line.

         "AFFILIATE" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

         "BANK EXPENSES" are all audit fees and expenses and reasonable costs or expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

         "BORROWER'S BOOKS" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

         "BORROWING BASE" is 80% of Eligible Accounts, as determined by Bank from Borrower's moat recent Borrowing Base Certificate; provided, however, that Bank may lower the percentage of the Borrowing Base after performing an audit of Borrower's Collateral.

         "BUSINESS DAY" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

         "CLOSING DATE" is the date of this Agreement.

         "CODE" is the Uniform Commercial Code as adopted in Massachusetts, as amended and as may be amended and in effect from time to time.

         "COLLATERAL" is any and all properties, rights and assets of the Borrower granted by the Borrower to Bank or arising under the Code, now, or in the future, in which the Borrower obtains an interest, or the power to transfer rights, including, without limitation, the property described on EXHIBIT A.

         "COMMITTED EQUIPMENT LINE NO. 1" is an Equipment Advance or Equipment Advances of up to One Million Seven Hundred Fifty Thousand Dollars ($1,750,000.00).

         "COMMITTED EQUIPMENT LINE NO. 2" is an Equipment Advance or Equipment Advances of up to One Million Seven Hundred Fifty Thousand Dollars ($1,750,000.00). Notwithstanding the foregoing, the Committed Equipment Line No. 2 shall only be available to Borrower on and after April 1, 2002 and provided that no Event of Default has occurred through March 31, 2002.

         "COMMITTED REVOLVING LINE" is an Advance or Advances of up to $2,500,000.00.

         "CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

         "CREDIT EXTENSION" is each Advance, Equipment Advance, Term Loan No. 1, Term Loan No. 2, Term Loan No. 3, Term Loan No. 4, Term Loan No. 5, or any other extension of credit by Bank for Borrower's benefit.

         "CURRENT LIABILITIES" are the aggregate amount of Borrower's Total Liabilities which mature within one (1) year, plus, without duplication, all obligations and liabilities of Borrower to Bank.

         "DEFERRED REVENUE" is all amounts received in advance of performance under service contracts and not yet recognized as revenue.

         "ELIGIBLE ACCOUNTS" are billed Accounts in the ordinary course of Borrower's business that meet all Borrower's representations and warranties in
Section 5.2. Unless Bank agrees otherwise in writing, Eligible Accounts shall not include:

                  (a) Accounts that the account debtor has not paid within ninety (90) days of invoice date;

                  (b) Accounts for an account debtor, fifty percent (50%) or more of whose Accounts have not been paid within ninety (90) days of invoice date;

                  (c) Credit balances over ninety (90) days from invoice date;

                  (d) Accounts for an account debtor, including Affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts, for the amounts that exceed that percentage, unless Bank approves in writing;

                  (e) Accounts for which the account debtor does not have its principal place of business in the United States;

                  (f) Accounts for which the account debtor is a federal, state or local government entity or any department, agency, or instrumentality thereof;

                  (g) Accounts for which Borrower owes the account debtor, but only up to the amount owed (sometimes called "contra" accounts, accounts payable, customer deposits or credit accounts);

                  (h) Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if account debtor's payment may be conditional;

                  (i) Accounts for which the account debtor is Borrower's Affiliate, officer, employee, or agent;

                  (j) Accounts in which the account debtor disputes liability or makes any claim and Bank believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

                  (k) Accounts for which Bank reasonably determines after inquiry and consultation with Borrower collection to be doubtful.

         "ELIGIBLE EQUIPMENT" is (a) general purpose computer equipment, office equipment, test and laboratory equipment, furnishings, subject to the limitations set forth herein, and (b) Other Equipment that complies with all of Borrower's representations and warranties to Bank and which is reasonably acceptable to Bank in all respects.

         "EQUIPMENT" is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

         "EQUIPMENT ADVANCE" is an advance or advances to Borrower from Bank under Committed Equipment Line No. 1 and/or Committed Equipment Line No. 2, as applicable.

         "EQUIPMENT AVAILABILITY END DATE NO. 1" is June 30, 2002.

         "EQUIPMENT AVAILABILITY END DATE NO. 2" is December 31, 2002.

         "EQUIPMENT MATURITY DATE" is, with respect to each Equipment Advance under Committed Equipment Line No. 1 and Committed Equipment Line No. 2, the thirty-sixth (36th) Payment Date following each such Equipment Advance.

         "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

         "GAAP" is generally accepted accounting principles.

         "GUARANTOR" is any present or future guarantor of the Obligations, including Phase Forward Securities Corporation.

         "INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

         "INSOLVENCY PROCEEDING" is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

         "INTELLECTUAL PROPERTY" is:

                  (a) copyrights, trademarks, patents, and mask works including amendments, renewals, extensions and all licenses or other rights to use and all license fees and royalties from the use;

                  (b) Any trade secrets and any Intellectual Property rights in computer software and computer software products now or later existing, created, acquired or held;

                  (c) All design rights which may be available to Borrower now or later created, acquired or held;

                  (d) Any claims for damages (past, present or future) for infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above.

All proceeds and products of the foregoing, including all insurance, indemnity or warranty payments.

         "INVENTORY" is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

         "INVESTMENT" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

         "LIEN" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

         "LOAN DOCUMENTS" are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower or Guarantor, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

         "MATERIAL ADVERSE CHANGE" is a material adverse effect on (i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

         "OBLIGATIONS" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including letters of credit, cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

         "OTHER EQUIPMENT" is leasehold improvements, intangible property such as computer software and software licenses, equipment specifically designed or manufactured for Borrower, other intangible property, limited use property and other similar property and soft costs approved by the Bank, including sales tax, freight and installation expenses. Unless otherwise agreed to by Bank, not more than 25% of the proceeds of Committed Equipment Line No. 1 and Committed Equipment Line No. 2 shall be used to finance Other Equipment.

         "PAYMENT DATE" is the first calendar day of each month.

         "PERMITTED INDEBTEDNESS" is:

                  (a) Borrower's indebtedness to Bank under this Agreement or the Loan Documents;

                  (b) Indebtedness existing on the Closing Date and shown on the Schedule;

                  (c)      Subordinated Debt;

                  (d) Indebtedness to trade creditors incurred in the ordinary course of business; and

                  (e)      Indebtedness secured by Permitted Liens.

         "PERMITTED INVESTMENTS" are:

                  (a) Investments shown on the Investments Schedule and existing on the Closing Date; and

                  (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any state maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (iii) Bank's certificates of deposit issued maturing no more than 1 year after issue, (iv) any other investments administered through the Bank, and

                  (c) any Investments in accordance with Borrower's investment policy, as amended from time to time, provided that a copy of such investment policy (and any such amendment thereto) has been delivered to Bank.

         "PERMITTED LIENS" are:

                  (a) Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

                  (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank's security interests;

                  (d) Leases or subleases and non-exclusive licenses or sublicenses granted in the ordinary course of Borrower's business, if the leases, subleases, licenses and sublicenses permit granting Bank a security interest;

                  (e) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (d), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

         "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

         "PRIME RATE" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

         "QUICK ASSETS" is, on any date, the Borrower's consolidated, unrestricted cash, cash equivalents, net billed accounts receivable and investments which are in accordance with Borrower's investment policy (a copy of which has been delivered to the Bank).

         "RESPONSIBLE OFFICER" is each of the Chief Executive Officer, President, Chief Financial Officer and Vice President of Finance of Borrower.

         "REVOLVING MATURITY DATE" is January 7, 2003.

         "SCHEDULE" is any attached schedule of exceptions.

         "SUBORDINATED DEBT" is debt incurred by Borrower subordinated to Borrower's debt to Bank (pursuant to a subordination agreement entered into between the Bank, the Borrower and the subordinated creditor), on terms acceptable to Bank.

         "SUBSIDIARY" of any Person is any corporation, partnership, limited liability company, joint venture, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

         "TERM LOAN NO. 1" means a loan with a current principal balance of One Million Eight Hundred Eighty Eight Thousand Eight Hundred Eighty Eight and 91/100 Dollars ($1,888,888.91).

         "TERM LOAN NO. 1 PAYMENT" is defined in Section 2.1.3.

         "TERM LOAN NO. 2" means a loan with a current principal balance of Six Hundred Fourteen Thousand Three Hundred Ninety Two and 47/100 Dollars ($614,392.47).

         "TERM LOAN NO. 2 PAYMENT" is defined in Section 2.1.4.

         "TERM LOAN NO. 3" means a loan with a current principal balance of Two Hundred Fifty Seven Thousand Sixty Four and 95/100 Dollars (257,064.95).

         "TERM LOAN NO. 3 PAYMENT" is defined in Section 2.1.5.

         "TERM LOAN NO, 4" means a loan with a current principal balance of Fifty Five Thousand Five Hundred Fifty Five and 48/100 ($55,555.48).

         "TERM LOAN NO. 4 PAYMENT" is defined in Section 2.1.6.

         "TERM LOAN NO. 5" means a loan with a current principal balance of Seven Hundred Sixty Six Thousand Six Hundred Sixty Six and 69/100 Dollars ($766,666.69).

         "TERM LOAN NO. 5 PAYMENT" is defined in Section 2.1.7.

         "TOTAL LIABILITIES" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness, and current portion of Subordinated Debt permitted by Bank to be paid by Borrower, but excluding all other Subordinated Debt.

            [the remainder of this page is intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first above written.

BORROWER:

PHASE FORWARD INCORPORATED

By /s/ William G. Porter
   ----------------------------------
Name: William G. PORTER
Title: Vice President, Finance
       Phase Forward Incorporated

BANK:

SILICON VALLEY BANK, d/b/a
SILICON VALLEY EAST

By /s/ [ILLEGIBLE]
   -----------------------------------
Name: [ILLEGIBLE]
Title: Vice President

SILICON VALLEY BANK

By /s/ Maggie Garcia
   -----------------------------------
Name: Maggie Garcia
TITLE: Loan Admin. Team Leader
       (Signed in Santa Clara County,
                California)

                                    EXHIBIT A

         The Collateral consists of all right, title and interest of Borrower in and to the following:

         All goods, equipment, inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, general intangibles (including payment intangibles), accounts (including health-care receivables), documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

         Any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, now owned or later acquired; any patents, trademarks (specifically excluding any "intent to use" applications), service marks and applications therefor; trade styles, trade names, any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; or any claims for damages by way of any past, present and future infringement of any of the foregoing; and

         All Borrower's books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

                                    EXHIBIT B

                        LOAN PAYMENT/ADVANCE REQUEST FORM
                 DEADLINE FOR SAME DAY PROCESSING IS 3:00 E.S.T.

Fax To: (617) 969-5965                          Date:___________________________

LOAN PAYMENT:

                     Sample documents Client Name (Borrower)

From Account #_______________________       To Account #________________________
                  (Deposit Account #)                           (Loan Account #)

Principal $_________________and/or Interest $_____________________________

All Borrower's representation and warranties in the Loan and Security Agreement are true, correct and complete in all material respects to on the date of the telephone transfer request for and advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of the date:

AUTHORIZED SIGNATURE:                              Phone Number:
================================================================================
LOAN ADVANCE:
COMPLETE OUTGOING WIRE REQUEST SECTION BELOW IF ALL OR A PORTION OF THE FUNDS FROM THIS LOAN ADVANCE ARE FOR AN OUTGOING WIRE.

From Account #_______________________        To Account #_______________________
                 (Loan Account #)                          (Deposit Account #)

Amount of Advance $_________________

All Borrower's representation and warranties in the Loan and Security Agreement are true, correct and complete in all material respects to on the date of the telephone transfer request for and advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of the date:

AUTHORIZED SIGNATURE:                              Phone Number:
================================================================================
OUTGOING WIRE REQUEST
COMPLETE ONLY IF ALL OR A PORTION OF FUNDS FROM THE LOAN ADVANCE ABOVE ARE TO BE WIRED.
Deadline for same day processing is 3:00PM, E.S.T.

Beneficiary Name:____________________    Amount of Wire: $___________________
Beneficiary Bank:____________________    Account Number:_____________________
City and Sate: ______________________
Beneficiary Bank Transit (ABA) #:_____   Beneficiary Bank Code (Swift, Sort,
                                         Chip, etc.):

                                               (FOR INTERNATIONAL WIRE ONLY)

Intermediary Bank:_____________________      Transit (ABA) #:___________________
For Further Credit to:__________________________________________________________
Special Instruction:____________________________________________________________

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us),

Authorized Signature:__________________      2nd Signature (If Required): ______

Print Name/Title:______________________      Print Name/Title:__________________

Telephone # ___________________________      Telephone #________________________

                                    EXHIBIT C
                           BORROWING BASE CERTIFICATE

Borrower: Phase Forward Incorporated                  Bank: Silicon Valley Bank

Commitment Amount: $2,500,000.00

ACCOUNTS RECEIVABLE

1.    Accounts Receivable Book Value as of________________        $_____________
2.    Additions (please explain on reverse)                       $_____________
3.    TOTAL ACCOUNTS RECEIVABLE                                   $_____________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4.    Amounts over 90 days due                                    $_____________
5.    Balance of 50% over 90 day accounts                         $_____________
6.    Credit balances over 90 days                                $_____________
7.    Concentration Limits                                        $_____________
8.    Foreign Accounts                                            $_____________
9.    Governmental Accounts                                       $_____________
10.   Contra Accounts                                             $_____________
11.   Promotion or Demo Accounts                                  $_____________
12.   Intercompany/Employee Accounts                              $_____________
13.   Other (please explain on reverse)                           $_____________
14.   TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                        $_____________
15.   Eligible Accounts (#3 minus #14)                            $_____________
16.   LOAN VALUE OF ACCOUNTS (80% of #15)                         $_____________

BALANCES
17.   Maximum Loan Amount                                         $_____________
18.   Total Funds Available (Lesser of #17 and #16)               $_____________
19.   Present balance owing on Line of Credit                     $_____________
20.   RESERVE POSITION (#18 minus #19)                            $_____________

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:                                               BANK USE ONLY

By:_________________________                   Received by:_____________________
       Authorized Signer                                     AUTHORIZED SIGNER

                                               Date: ___________________________

                                               Verified:________________________
                                                             AUTHORIZED SIGNER

                                               DATE:____________________________

                                    EXHIBIT D
                             COMPLIANCE CERTIFICATE

TO:          SILICON VALLEY BANK
FROM:        PHASE FORWARD INCORPORATED

         The undersigned authorized officer of PHASE FORWARD INCORPORATED hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended, the "Agreement"), (i) Borrower is in complete compliance for the period ending______ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer expressly acknowledges that no borrowings may be requested by the Borrower at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that such compliance is determined not just at the date this certificate is delivered.

  PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

     REPORTING COVENANT                  REQUIRED                       COMPLIES
     ------------------                  --------                       --------
Financial Statements with CC    Monthly within 30 days                   Yes No
Annual FS (CPA Audited)         FYE within 120 days                      Yes No
Annual Projections              Within 30 days of prior FYE              Yes No
BBC & A/R Agings                Monthly within 30 days                   Yes No

     FINANCIAL COVENANT                REQUIRED              ACTUAL     COMPLIES
     ------------------                --------              ------     --------
Minimum Adjusted Quick Ratio    1.25:1.0 thru 11/30/02**     __:1.0      Yes No
    (tested monthly)            1.50:1.0 thereafter          __:1.0      Yes No
**AQR shall be 1.50:1.0 if Borrower raises 25,000,000.00 in equity or sub-debt

Minimum Net Revenue             $11,250,000 for Q4'01        $_____      Yes No
    (tested quarterly)          $12,500,000 for Q1'02        $_____      Yes No
                                $13,750,000 for Q2'02        $_____      Yes No
                                $15,000,000 for Q3'02        $_____      Yes No
                                $16,500,000 for Q4'02
                                $16,500,000 or 80% of Board  $_____      Yes No
                                  approved plan, thereafter


Minimum Profitability
    (tested quarterly           $1,00                        $_____      Yes No
    beginning 9/30/02)

                                                          BANK USE ONLY

COMMENTS REGARDING EXCEPTIONS: See Attached.
Sincerely,                                      Received by: ___________________
                                                              AUTHORIZED SIGNER

___________________________
SIGNATURE                                       Date:__________________________

___________________________
TITLE                                           Verified:_______________________
___________________________                                   AUTHORIZED SIGNER
DATE

                                                Date: _______________________

                                    SCHEDULE